                                                                     EXHIBIT 11
                                                                         PAGE 1

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                           Income from      Loss on
                                                            Continuing    Discontinued       Net
                                                 Shares     Operations     Operations      Income
                                                 ------    -----------    ------------     ------
 FOR THE THREE MONTHS ENDED
   JUNE 30, 1995

 Income (loss)                                              $7,677,000     $      -      $7,667,000

 Dividend requirements on Series B preferred
 stock                                                        (111,000)           -        (111,000)

 Dividend requirements on Series C preferred
 stock                                                        (311,000)           -        (311,000)

 Weighted average of outstanding shares of
   common stock                                9,121,982           -              -             -

 Effect of assumed exercise of outstanding
   stock options                                 293,778           -              -             -
                                               ---------    ----------    -----------    ----------
                                               9,415,760    $7,255,000    $       -      $7,255,000
                                               ---------    ----------    -----------    ----------
                                               ---------    ----------    -----------    ----------
 Earnings per common share                                  $      .77    $       -      $      .77
                                                            ----------    -----------    ----------
                                                            ----------    -----------    ----------

 FOR THE THREE MONTHS ENDED
   JUNE 30, 1994

 Income(loss)                                               $6,992,000    $(1,001,000)   $5,991,000

 Dividend requirements on Series B preferred
 stock                                                        (137,000)           -        (137,000)

 Dividend requirements on Series C preferred
 stock                                                        (330,000)           -        (330,000)

 Weighted average of outstanding shares of
   common stock                                9,103,727           -              -             -
                                               ---------    ----------    -----------    ----------
                                               9,103,727    $6,525,000    $(1,001,000)   $5,524,000
                                               ---------    ----------    -----------    ----------
                                               ---------    ----------    -----------    ----------
 Earnings (loss) per common share                           $      .72    $      (.11)   $      .61
                                                            ----------    -----------    ----------
                                                            ----------    -----------    ----------


                                                                     EXHIBIT 11
                                                                         PAGE 2

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                           Income from      Loss on
                                                            Continuing    Discontinued       Net
                                                            Operations     Operations      Income
                                                           -----------    ------------     ------
 FOR THE SIX MONTHS ENDED
   JUNE 30, 1995

 Income (loss)                                             $14,327,000     $       -     $14,327,000

 Dividend requirements on Series B preferred
 stock                                                        (267,000)            -        (267,000)

 Dividend requirements on Series C preferred
 stock                                                        (622,000)            -        (622,000)

 Weighted average of outstanding shares of
   common stock                                9,114,482           -               -             -

 Effect of assumed exercise of outstanding
   stock options                                 255,029           -               -             -
                                               ---------   -----------     -----------   -----------
                                               9,369,511   $13,438,000     $       -     $13,438,000
                                               ---------   -----------     -----------   -----------
                                               ---------   -----------     -----------   -----------
 Earnings per common share                                 $      1.43     $       -     $      1.43
                                                           -----------     -----------   -----------
                                                           -----------     -----------   -----------


 FOR THE SIX MONTHS ENDED
   JUNE 30, 1994

 Income (loss)                                             $12,289,000     $(2,950,000)  $ 9,339,000

 Dividend requirements on Series B preferred
 stock                                                        (273,000)            -        (273,000)

 Dividend requirements on Series C preferred
 stock                                                        (678,000)            -        (678,000)

 Weighted average of outstanding shares of
   common stock                                9,099,491           -               -             -
                                               ---------   -----------     -----------   -----------
                                               9,099,491    11,338,000     $(2,950,000)  $ 8,388,000
                                               ---------   -----------     -----------   -----------
                                               ---------   -----------     -----------   -----------
 Earnings (loss) per common share                          $      1.24     $      (.32)  $       .92
                                                           -----------     -----------   -----------
                                                           -----------     -----------   -----------


                                                                     EXHIBIT 11
                                                                         PAGE 3

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                           Income from      Loss on
                                                            Continuing    Discontinued       Net
                                                 Shares     Operations     Operations      Income
                                                 ------    -----------    ------------     ------
 FOR THE THREE MONTHS ENDED
   JUNE 30, 1995

 Income (loss)                                              $7,677,000    $      -       $7,667,000
 Dividend requirements on Series B preferred
 stock                                                        (111,000)          -         (111,000)
 Dividend requirements on Series C preferred
 stock                                                        (311,000)          -         (311,000)
 Weighted average of outstanding shares of
   common stock                                9,121,982           -             -              -
 Effect of assumed exercise of outstanding
   stock options                                 298,204           -             -              -
                                               ---------    ----------    -----------    ----------
                                               9,420,186    $7,255,000    $      -       $7,255,000
                                               ---------    ----------    -----------    ----------
                                               ---------    ----------    -----------    ----------
Earnings per common share                                   $      .77    $      -       $      .77
                                               ---------    ----------    -----------    ----------
                                               ---------    ----------    -----------    ----------

 FOR THE THREE MONTHS ENDED
   JUNE 30, 1994

 Income(loss)                                              $6,992,000     $(1,001,000)   $5,991,000
 Dividend requirements on Series B preferred
 stock                                                       (137,000)            -        (137,000)
 Dividend requirements on Series C preferred
 stock                                                       (330,000)            -        (330,000)
 Weighted average of outstanding shares of
   common stock                                9,103,727          -               -             -
                                               ---------   -----------    -----------    ----------
                                               9,103,727   $6,525,000     $(1,001,000)   $5,524,000
                                               ---------   -----------    -----------    ----------
                                               ---------   -----------    -----------    ----------
 Earnings (loss) per common share                          $      .72     $      (.11)   $      .61
                                                           -----------    -----------    ----------
                                                           -----------    -----------    ----------


                                                                     EXHIBIT 11
                                                                         PAGE 4

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                           Income from      Loss on
                                                            Continuing    Discontinued       Net
                                                            Operations     Operations      Income
                                                           -----------    ------------     ------
 FOR THE SIX MONTHS ENDED
   JUNE 30, 1995

 Income (loss)                                             $14,327,000    $      -       $14,327,000

 Dividend requirements on Series B preferred
 stock                                                        (267,000)          -          (267,000)

 Dividend requirements on Series C preferred
 stock                                                        (622,000)          -          (622,000)

 Weighted average of outstanding shares of
   common stock                                9,114,482           -             -               -

 Effect of assumed exercise of outstanding
   stock options                                 298,204           -             -               -
                                               ---------   -----------    -----------    -----------
                                               9,412,686   $13,438,000    $      -       $13,438,000
                                               ---------   -----------    -----------    -----------
                                               ---------   -----------    -----------    -----------
 Earnings per common share                                 $      1.43    $      -       $      1.43
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

 FOR THE SIX MONTHS ENDED
   JUNE 30, 1994

 Income (loss)                                             $12,289,000    $(2,950,000)   $ 9,339,000

 Dividend requirements on Series B preferred
 stock                                                        (273,000)           -         (273,000)

 Dividend requirements on Series C preferred
 stock                                                        (678,000)           -         (678,000)

 Weighted average of outstanding shares of
   common stock                                9,099,491           -              -              -
                                               ---------   -----------    -----------    -----------
                                               9,099,491   $11,338,000    $(2,950,000)   $ 8,388,000
                                               ---------   -----------    -----------    -----------
                                               ---------   -----------    -----------    -----------
 Earnings (loss) per common share                          $      1.24    $      (.32)   $       .92
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------
